Exhibit 99.1

Press Release

Contacts:	MEDIA:	ANALYST:
	Kevin Heine	Andy Clark
	(212) 635-1590	(212) 635-1803

BNY MELLON REPORTS SECOND QUARTER EARNINGS OF $735 MILLION OR $0.59 PER SHARE

VERSUS SECOND QUARTER 2010:

—	TOTAL REVENUE +15%, FEE REVENUE +18%
—	INVESTMENT MANAGEMENT FEES +14%
—	INVESTMENT SERVICES FEES +27%

—	ASSETS UNDER MANAGEMENT +22%
—	$32 BILLION OF NET LONG TERM FLOWS IN 2Q11

—	ASSETS UNDER CUSTODY/ADMINISTRATION +21%

GENERATED $803 MILLION OF TIER 1 COMMON EQUITY IN 2Q11

—	TIER 1 COMMON RATIO 12.6% AND RETURN ON TIER 1 COMMON 23%
—	REPURCHASED 9.8 MILLION SHARES

NEW YORK, July 19, 2011 — The Bank of New York Mellon Corporation (“BNY Mellon”) (NYSE:BK) today reported second quarter net income applicable to common shareholders of $735 million, or $0.59 per common share, compared with net income applicable to common shareholders of $658 million, or $0.54 per common share, in the second quarter of 2010 and net income applicable to common shareholders of $625 million, or $0.50 per common share, in the first quarter of 2011.

“Fees and net interest revenue grew nicely over both the prior year and quarter, leading to EPS growth of 9% and 18%, respectively. Expense growth remained high due in part to legal and regulatory costs. We are taking additional actions to reduce expenses,” said Robert P. Kelly, chairman and chief executive officer of BNY Mellon.

“Our balance sheet remains very strong, deposits grew substantially and our capital ratios rose after our dividend increase and stock repurchases,” added Mr. Kelly.

Note:    See Supplemental information on pages 9 through 12 for the Tier 1 common ratio, return on Tier 1 common and the Tier 1 common equity generated in 2Q11.

Second Quarter Results - Unless otherwise noted, all comments begin with the results of the second quarter of 2011 and are compared to the second quarter of 2010, all information is reported on a continuing operations basis and sequential growth rates are unannualized. Please refer to the Quarterly Earnings Review for a detailed review of our businesses.

Total revenue

Reconciliation of total revenue						2Q11 vs.
(dollar amounts in millions)	2Q11		1Q11		2Q10	2Q10	1Q11

Fee and other revenue – GAAP	$3,056		$2,838		$2,555
Less: Net securities gains	48		5		13

Total fee revenue – GAAP	3,008		2,833		2,542	18%	6%
Income of consolidated investment management funds, net of noncontrolling interests (a)	42		66		32
Net interest revenue – GAAP	731		698		722

Total revenue excluding net securities gains – Non-GAAP	$3,781	(b)	$3,597	(b)	$3,296	15%	5%
Total revenue – GAAP	$3,850	(b)	$3,646	(b)	$3,342	15%	6%

(a)	See the Supplemental Information section beginning on page 9.
(b)	Total revenue from the Acquisitions (described below) was $274 million and $270 million in the second and first quarters of 2011.

•

Assets under custody and administration amounted to a record $26.3 trillion at June 30, 2011, an increase of 21% compared with the prior year and 3% sequentially. The increase compared with June 30, 2010 reflects the acquisitions of Global Investment Servicing (“GIS”) on July 1, 2010 and BHF Asset Servicing GmbH (“BAS”) on Aug. 2, 2010 (collectively, “the Acquisitions”), net new business and the change in market values. The sequential increase was driven by net new business. Assets under management, excluding securities lending assets, amounted to a record $1.3 trillion at June 30, 2011. This represents an increase of 22% compared with the prior year and 4% sequentially. The year-over-year increase was driven by net new business and the change in market values. The sequential increase was driven by net new business.

•

Investment services fees totaled $1.8 billion, an increase of 27% year-over-year and 4% sequentially. The year-over-year increase reflects the impact of the Acquisitions. Both the year-over-year and sequential increases reflect net new business, higher Depositary Receipts revenue and higher securities lending revenue, partially offset by higher money market fee waivers.

•

Investment management and performance fees were $779 million, an increase of 14% year-over-year and 2% sequentially. The year-over-year increase reflects higher market values and net new business. The sequential increase primarily reflects net new business. Results in both periods were partially offset by higher money market fee waivers.

•

Foreign exchange and other trading revenue totaled $222 million compared with $220 million in the second quarter of 2010 and $198 million in the first quarter of 2011. In the second quarter of 2011, foreign exchange revenue totaled $184 million, a decrease of 25% year-over-year and an increase of 6% sequentially. The year-over-year decrease reflects lower volatility partially offset by higher volumes. The increase sequentially primarily reflects higher volatility. Other trading revenue was $38 million in the second quarter of 2011, an increase of $64 million compared with the second quarter of 2010 and $13 million compared with the first quarter of 2011. Both increases were driven by higher fixed income trading revenue. Additionally, the second quarter of 2010 included negative credit valuation adjustments (“CVA”) related to derivatives.

•

Investment and other income totaled $145 million compared with $145 million in the prior year period and $81 million in the first quarter of 2011. The $64 million increase sequentially primarily reflects gains related to loans held-for-sale retained from a previously divested banking subsidiary. Year-over-year, the loan gains and higher seed capital and private equity investment revenue were offset by lower foreign currency translation and leasing gains.

•	Net securities gains of $48 million primarily resulted from the sale of longer dated U.S Treasury and agency securities.

•

Net interest revenue and the net interest margin (FTE) were $731 million and 1.41% compared with $698 million and 1.49% sequentially. The sequential increase in net interest revenue of 5% was primarily driven by growth in client deposits and the purchase of high quality securities, partially offset by lower spreads resulting from the continued impact of the low rate environment.

There was no provision for credit losses in the second quarter of 2011 compared with a charge of $20 million in the second quarter of 2010 and no provision in the first quarter of 2011.

Total noninterest expense

Reconciliation of noninterest expense						2Q11 vs.
(dollar amounts in millions)	2Q11		1Q11		2Q10	2Q10	1Q11

Noninterest expense – GAAP	$2,816		$2,697		$2,316	22%	4%
Less: Amortization of intangible assets	108		108		98
Restructuring charges	(7)		(6)		(15)
M&I expenses	25		17		14

Total noninterest expense – Non-GAAP	$2,690	(a)	$2,578	(a)	$2,219	21%	4%

(a)	Noninterest expense from the Acquisitions was $210 million and $203 million in the second and first quarters of 2011.

—

Total noninterest expense (excluding amortization of intangible assets, restructuring charges and merger and integration (“M&I”) expenses) (Non-GAAP) increased 21% compared with the prior year period, primarily driven by the impact of the Acquisitions and higher litigation/legal expenses. The year-over-year increase excluding the impact of the Acquisitions was 12%. Both the year-over-year and sequential increases reflect the impact of the annual employee merit increase in the second quarter of 2011, as well as higher volume-related and business development expenses.

The effective tax rate was 26.9% in the second quarter of 2011, compared with 30.2% on a continuing operations basis in the second quarter of 2010, and 29.3% in the first quarter of 2011. The lower tax rate in the second quarter of 2011 was due primarily to the impact of the consolidated investment management funds. Adjusted for the impact of the consolidated investment management funds, the effective tax rate on an operating basis (non-GAAP) was 30.0% in the second quarter of 2011, compared with 30.8% in the second quarter of 2010 and 30.2% in the first quarter of 2011. See the Supplemental information section beginning on page 9.

The unrealized net of tax gain on our total investment securities portfolio was $408 million at June 30, 2011 compared with $279 million at March 31, 2011. The increase in the valuation of the investment securities portfolio was driven by a decline in interest rates.

Capital ratios	June 30, 2011 (a)	March 31, 2011	June 30, 2010

Estimated Basel III Tier 1 common equity ratio – Non-GAAP (b)	6.6%	6.1%	N/A
Tier 1 common equity to risk-weighted assets ratio – Non-GAAP (c)(d)	12.6	12.4	11.9
Tier 1 capital ratio (c)	14.1	14.0	13.5
Total (Tier 1 plus Tier 2) capital ratio (c)	16.7	16.8	17.2
Leverage capital ratio (c)	5.8	6.1	6.6
Common shareholders’ equity to total assets ratio (d)	11.1	12.5	12.9
Tangible common shareholders’ equity to tangible assets of operations ratio – Non-GAAP (d)	6.0	5.9	6.3

(a)	Preliminary.
(b)	Our estimated Basel III Tier 1 common equity ratio (Non-GAAP) reflects our current interpretation of the Basel III rules. Our estimated Basel III Tier 1 common equity ratio could change in the future as the U.S. regulatory agencies implement Basel III or if our businesses change.
(c)	On a regulatory basis as determined under Basel 1 guidelines.
(d)	See the Supplemental information section beginning on page 9 for a calculation of these ratios.

N/A – Not applicable.

We generated $803 million of Basel I Tier 1 common equity in the second quarter of 2011, primarily driven by earnings retention.

In the second quarter of 2011, we increased our estimated Basel III Tier 1 common equity ratio by approximately 45 basis points, reflecting our strong capital generation and improving risk-weighted assets mix. Given the strength of our balance sheet and ability to rapidly grow capital, we do not anticipate accelerating our timeline to meet the proposed Basel III capital guidelines.

Quarterly dividend – On July 19, 2011, The Bank of New York Mellon Corporation declared a quarterly common stock dividend of $0.13 per common share. This cash dividend is payable on Aug. 9, 2011 to shareholders of record as of the close of business on July 29, 2011.

BNY Mellon is a global financial services company focused on helping clients manage and service their financial assets, operating in 36 countries and serving more than 100 markets. BNY Mellon is a leading provider of financial services for institutions, corporations and high-net-worth individuals, offering superior investment management and investment services through a worldwide client-focused team. It has $26.3 trillion in assets under custody and administration and $1.3 trillion in assets under management, services $11.8 trillion in outstanding debt and processes global payments averaging $1.7 trillion per day. BNY Mellon is the corporate brand of The Bank of New York Mellon Corporation. Additional information is available at www.bnymellon.com.

Supplemental Financial Information

The Quarterly Earnings Review and Supplemental Financial Trends for The Bank of New York Mellon Corporation have been updated through June 30, 2011 and are available at www.bnymellon.com (Investor Relations - Financial Reports).

Conference Call Data

Robert P. Kelly, chairman and chief executive officer; Gerald L. Hassell, president; and Thomas P. Gibbons, vice chairman and chief financial officer, along with other members of executive management from BNY Mellon, will host a conference call and simultaneous live audio webcast at 8:00 a.m. EDT on July 19, 2011. This conference call and audio webcast will include forward-looking statements and may include other material information.

Persons wishing to access the conference call and audio webcast may do so by dialing (888) 677-5383 (U.S.) and (773) 799-3611 (international), and using the passcode: Earnings, or by logging on to www.bnymellon.com. The Earnings Release, together with the Quarterly Earnings Review and Supplemental Financial Trends, will be available at www.bnymellon.com beginning at approximately 6:30 a.m. EDT on July 19, 2011. Replays of the conference call and audio webcast will be available beginning July 19, 2011 at approximately 2 p.m. EDT through Tuesday, Aug. 2, 2011 by dialing (866) 479-2460 (U.S.) or (203) 369-1535 (international). The archived version of the conference call and audio webcast will also be available at www.bnymellon.com for the same time period.

THE BANK OF NEW YORK MELLON CORPORATION

Financial Highlights

	Quarter ended			Year-to-date
(dollar amounts in millions, except per common share amounts and unless otherwise noted)	June 30, 2011	March 31, 2011	June 30, 2010 (a)	June 30, 2011	June 30, 2010 (a)

Return on common equity (annualized) (b)	8.8%	7.7%	8.8%	8.3%	8.5%

Return on tangible common equity (annualized) – Non-GAAP (b)	26.3%	24.3%	25.7%	25.3%	25.7%

Fee revenue as a percentage of total revenue excluding net securities gains	79%	78%	76%	78%	76%

Annualized fee revenue per employee (based on average headcount) (in thousands)	$ 248	$ 238	$ 240	$ 243	$ 241

Percentage of non-U.S. total revenue	37%	37%	35%	37%	35%

Pre-tax operating margin (b)	27%	26%	30%	26%	28%
Non-GAAP adjusted (b)	29%	28%	32%	29%	33%

Net interest margin (FTE)	1.41%	1.49%	1.74%	1.43%	1.82%

Selected average balances
Interest-earning assets	$209,933	$190,185	$167,119	$200,114	$165,285
Assets of operations	$264,254	$243,356	$216,801	$253,863	$214,755
Total assets	$278,480	$257,698	$228,841	$268,147	$227,138
Interest-bearing deposits	$125,958	$116,515	$ 99,963	$121,263	$100,496
Noninterest-bearing deposits	$ 43,038	$ 38,616	$ 34,628	$ 40,839	$ 33,983
Total The Bank of New York Mellon Corporation shareholders’ equity	$ 33,464	$ 32,827	$ 30,462	$ 33,147	$ 30,104

Average common shares and equivalents outstanding (in thousands):
Basic	1,230,406	1,234,076	1,204,557	1,232,232	1,203,554
Diluted	1,233,710	1,238,284	1,208,830	1,236,016	1,207,578

Period-end data
Assets under management (in billions)	$ 1,274	$ 1,229	$ 1,047	$ 1,274	$ 1,047
Assets under custody and administration (in trillions)	$ 26.3	$ 25.5	$ 21.8	$ 26.3	$ 21.8
Cross-border assets (in trillions)	$ 10.1	$ 9.9	$ 8.3	$ 10.1	$ 8.3
Market value of securities on loan (in billions) (c)	$ 273	$ 278	$ 248	$ 273	$ 248

Employees	48,900	48,400	42,700	48,900	42,700

Book value per common share – GAAP (b)	$ 27.46	$ 26.78	$ 25.04	$ 27.46	$ 25.04
Tangible book value per common share – Non-GAAP (b)	$ 10.28	$ 9.67	$ 9.33	$ 10.28	$ 9.33
Cash dividends per common share	$ 0.13	$ 0.09	$ 0.09	$ 0.22	$ 0.18
Dividend payout ratio	22%	18%	17%	20%	18%
Closing common stock price per common share	$ 25.62	$ 29.87	$ 24.69	$ 25.62	$ 24.69
Market capitalization	$31,582	$37,090	$29,975	$31,582	$29,975

(a)	Presented on a continuing operations basis.
(b)	See Supplemental information beginning on page 9 for a calculation of these ratios.
(c)	Represents the securities on loan managed by the Investment Services business.

THE BANK OF NEW YORK MELLON CORPORATION

Condensed Consolidated Income Statement

	Quarter ended			Six months ended
(in millions)	June 30, 2011	March 31, 2011	June 30, 2010 (a)	June 30, 2011	June 30, 2010 (a)

Fee and other revenue
Investment services fees:
Asset servicing	$980	$923	$668	$1,903	$1,305
Issuer services	365	351	354	716	687
Clearing services	292	292	245	584	475
Treasury services	127	128	125	255	256

Total investment services fees	1,764	1,694	1,392	3,458	2,723
Investment management and performance fees	779	764	686	1,543	1,372
Foreign exchange and other trading revenue	222	198	220	420	482
Distribution and servicing	49	53	51	102	99
Financing-related fees	49	43	48	92	98
Investment and other income	145	81	145	226	290

Total fee revenue	3,008	2,833	2,542	5,841	5,064
Net securities gains	48	5	13	53	20

Total fee and other revenue	3,056	2,838	2,555	5,894	5,084
Operations of consolidated investment management funds
Investment income	171	222	188	393	343
Interest of investment management fund note holders	108	112	123	220	213

Income of consolidated investment management funds	63	110	65	173	130
Net interest revenue
Interest revenue	926	867	862	1,793	1,745
Interest expense	195	169	140	364	258

Net interest revenue	731	698	722	1,429	1,487
Provision for credit losses	-	-	20	-	55

Net interest revenue after provision for credit losses	731	698	702	1,429	1,432
Noninterest expense
Staff	1,463	1,424	1,234	2,887	2,454
Professional, legal and other purchased services	301	283	256	584	497
Software and equipment	203	206	162	409	331
Net occupancy	161	153	143	314	280
Distribution and servicing	109	111	90	220	179
Sub-custodian	88	68	65	156	117
Business development	73	56	68	129	120
Other	292	277	201	569	551

Subtotal	2,690	2,578	2,219	5,268	4,529

Amortization of intangible assets	108	108	98	216	195
Restructuring charges	(7)	(6)	(15)	(13)	(8)
Merger and integration expenses	25	17	14	42	40

Total noninterest expense	2,816	2,697	2,316	5,513	4,756

Income
Income from continuing operations before income taxes	1,034	949	1,006	1,983	1,890
Provision for income taxes	277	279	304	556	562

Net income from continuing operations	757	670	702	1,427	1,328
Discontinued operations:
Loss from discontinued operations	-	-	(16)	-	(86)
Benefit for income taxes	-	-	(6)	-	(34)

Net loss from discontinued operations	-	-	(10)	-	(52)

Net income	757	670	692	1,427	1,276
Net (income) loss attributable to noncontrolling interests (includes $(21), $(44), $(33), $(65) and $(57) related to consolidated investment management funds)	(22)	(45)	(34)	(67)	(59)

Net income applicable to common shareholders of The Bank of New York Mellon Corporation	$735	$625	$658	$1,360	$1,217

(a)	In the first quarter of 2011, BNYMellon realigned its internal reporting structure. See our Form 10-Q for the quarter ended March 31, 2011.

THE BANK OF NEW YORK MELLON CORPORATION

Condensed Consolidated Income Statement - continued

Reconciliation of net income from continuing operations applicable to the common shareholders of The Bank of New York Mellon Corporation (in millions)	Quarter ended			Six months ended
	June 30, 2011	March 31, 2011	June 30, 2010	June 30, 2011	June 30, 2010

Net income from continuing operations	$757	$670	$702	$1,427	$1,328
Net (income) loss attributable to noncontrolling interests	(22)	(45)	(34)	(67)	(59)

Net income from continuing operations applicable to common shareholders of The Bank of New York Mellon Corporation	735	625	668	1,360	1,269
Net loss from discontinued operations	-	-	(10)	-	(52)

Net income applicable to common shareholders of The Bank of New York Mellon Corporation	735	625	658	1,360	1,217
Less: Earnings allocated to participating securities	8	6	7	14	12
Excess of redeemable value over the fair value of noncontrolling interests	-	6	-	6	-

Net income applicable to the common shareholders of The Bank of New York Mellon Corporation after required adjustments for the calculation of basic and diluted earnings per share	$727	$613	$651	$1,340	$1,205

Earnings per common share applicable to common shareholders of The Bank of New York Mellon Corporation (a) (in dollars)	Quarter ended			Six months ended

	June 30, 2011	March 31, 2011	June 30, 2010	June 30, 2011	June 30, 2010
Basic:
Net income from continuing operations	$0.59	$0.50	$0.55	$1.09	$1.04
Net loss from discontinued operations	-	-	(0.01)	-	(0.04)

Net income applicable to common stock	$0.59	$0.50	$0.54	$1.09	$1.00

Diluted:
Net income from continuing operations	$0.59	$0.50	$0.55	$1.08	$1.04
Net loss from discontinued operations	-	-	(0.01)	-	(0.04)

Net income applicable to common stock	$0.59	$0.50	$0.54	$1.08	$1.00

(a)	Basic and diluted earnings per share under the two-class method are determined on the net income reported on the income statement less earnings allocated to participating securities, and the excess of redeemable value over the fair value of noncontrolling interests.

Certain immaterial reclassifications have been made to prior periods to place them on a basis comparable with the current period presentation.

THE BANK OF NEW YORK MELLON CORPORATION

Consolidated Balance Sheet

(dollar amounts in millions, except per share amounts)	June 30, 2011	March 31, 2011	Dec. 31, 2010

Assets
Cash and due from:
Banks	$5,560	$4,058	$3,675
Interest-bearing deposits with the Federal Reserve and other central banks	56,478	24,607	18,549
Interest-bearing deposits with banks	60,232	58,788	50,200
Federal funds sold and securities purchased under resale agreements	5,049	4,756	5,169
Securities:
Held-to-maturity (fair value of $4,090, $3,558 and $3,657)	4,082	3,557	3,655
Available-for-sale	64,475	62,751	62,652

Total securities	68,557	66,308	66,307
Trading assets	6,728	8,085	6,276
Loans	42,147	40,012	37,808
Allowance for loan losses	(441)	(467)	(498)

Net loans	41,706	39,545	37,310
Premises and equipment	1,729	1,662	1,693
Accrued interest receivable	628	546	508
Goodwill	18,191	18,156	18,042
Intangible assets	5,514	5,617	5,696
Other assets	20,801	19,617	18,790
Assets of discontinued operations	-	-	278

Subtotal assets of operations	291,173	251,745	232,493
Assets of consolidated investment management funds, at fair value:
Trading assets	12,704	13,760	14,121
Other assets	829	939	645

Subtotal assets of consolidated investment management funds, at fair value	13,533	14,699	14,766

Total assets	$304,706	$266,444	$247,259

Liabilities
Deposits:
Noninterest-bearing (principally domestic offices)	$68,642	$40,105	$38,703
Interest-bearing deposits in domestic offices	44,306	38,705	37,937
Interest-bearing deposits in foreign offices	85,005	83,686	68,699

Total deposits	197,953	162,496	145,339
Federal funds purchased and securities sold under repurchase agreements	7,572	5,435	5,602
Trading liabilities	6,879	7,936	6,911
Payables to customers and broker-dealers	11,512	10,550	9,962
Commercial paper	36	13	10
Other borrowed funds	2,337	1,161	2,858
Accrued taxes and other expenses	6,053	5,690	6,164
Other liabilities (includes allowance for lending related commitments of $94, $87 and $73)	8,550	8,491	7,176
Long-term debt	17,004	17,215	16,517

Subtotal liabilities of operations	257,896	218,987	200,539
Liabilities of consolidated investment management funds, at fair value:
Trading liabilities	12,084	13,313	13,561
Other liabilities	3	4	2

Subtotal liabilities of consolidated investment management funds, at fair value	12,087	13,317	13,563

Total liabilities	269,983	232,304	214,102

Temporary equity
Redeemable noncontrolling interest	117	105	92
Permanent equity
Common stock – par value $0.01 per common share; authorized 3,500,000,000 common shares; issued 1,247,744,471, 1,246,960,225 and 1,244,608,989 common shares	12	12	12
Additional paid-in capital	23,038	22,996	22,885
Retained earnings	11,977	11,405	10,898
Accumulated other comprehensive loss, net of tax	(751)	(1,003)	(1,355)
Less: Treasury stock of 15,053,065, 5,236,340 and 3,078,794 common shares, at cost	(425)	(152)	(86)

Total The Bank of New York Mellon Corporation shareholders’ equity	33,851	33,258	32,354
Non-redeemable noncontrolling interests	-	-	12
Non-redeemable noncontrolling interests of consolidated investment management funds	755	777	699

Total permanent equity	34,606	34,035	33,065

Total liabilities, temporary equity and permanent equity	$304,706	$266,444	$247,259

Consolidated net income applicable to common shareholders

Net income applicable to common shareholders totaled $735 million, or $0.59 per diluted common share, in the second quarter of 2011 compared with $625 million, or $0.50 per diluted common share, in the first quarter of 2011 and net income applicable to common shareholders, including discontinued operations, of $658 million, or $0.54 per diluted common share, in the second quarter of 2010.

Supplemental information – Explanation of Non-GAAP financial measures

BNY Mellon has included in this release certain Non-GAAP financial measures based upon tangible common shareholders’ equity. BNY Mellon believes that the ratio of tangible common shareholders’ equity to tangible assets of operations is a measure of capital strength that provides additional useful information to investors, supplementing the Tier 1 and Total capital ratios which are utilized by regulatory authorities. Unlike the Tier 1 and Total capital ratios, the tangible common shareholders’ equity ratio fully incorporates those changes in investment securities valuations which are reflected in total shareholders’ equity. In addition, this ratio is expressed as a percentage of the actual book value of assets, as opposed to a percentage of a risk-based reduced value established in accordance with regulatory requirements, although BNY Mellon in its calculation has excluded certain assets which are given a zero percent risk-weighting for regulatory purposes. This ratio is also informative to investors in BNY Mellon’s common stock because, unlike the Tier 1 capital ratio, it excludes trust preferred securities issued by BNY Mellon. Further, BNY Mellon believes that the return on tangible common equity measure, which excludes goodwill and intangible assets net of deferred tax liabilities, is a useful additional measure for investors because it presents a measure of BNY Mellon’s performance in reference to those assets which are productive in generating income. BNY Mellon has presented its estimated Basel III Tier 1 common equity ratio on a basis that is representative of how it currently understands the Basel III rules. Management views the Basel III Tier 1 common equity ratio as a key measure in monitoring BNY Mellon’s capital position. Additionally, the presentation of the Basel III Tier 1 common equity ratio permits investors the ability to compare BNY Mellon’s Basel III Tier 1 common equity ratio with estimates presented by other companies.

BNY Mellon has provided a measure of tangible book value per share, which it believes provides additional useful information as to the level of such assets in relation to shares of common stock outstanding. BNY Mellon has presented revenue measures which exclude the effect of net securities gains; and expense measures which exclude special litigation reserves taken in the first quarter of 2010, restructuring charges, M&I expenses and amortization of intangible assets expenses. Operating margin measures, which exclude some or all of these items, are also presented. Operating margin measures also exclude noncontrolling interests related to consolidated investment management funds. BNY Mellon believes that these measures are useful to investors because they permit a focus on period to period comparisons which relate to the ability of BNY Mellon to enhance revenues and limit expenses in circumstances where such matters are within BNY Mellon’s control. The excluded items in general relate to situations where accounting rules require certain ongoing charges as a result of prior transactions, or where we have incurred charges unrelated to operational initiatives. M&I expenses primarily relate to the Acquisitions in 2010 and the merger with Mellon Financial Corporation in 2007. M&I expenses generally continue for approximately three years after the transaction and can vary on a year-to-year basis depending on the stage of the integration. BNY Mellon believes that the exclusion of M&I expenses provides investors with a focus on BNY Mellon’s business as it would appear on a consolidated going-forward basis, after such M&I expenses have ceased, typically after approximately three years. Future periods will not reflect such M&I expenses, and thus may be more easily compared to our current results if M&I expenses are excluded. With regards to the exclusion of net securities gains, BNY Mellon’s primary businesses are Investment Management and Investment Services. The management of these businesses is evaluated on the basis of the ability of these businesses to generate fee and net interest revenue and to control expenses, and not on the results of BNY Mellon’s investment securities portfolio. The investment securities portfolio is managed within the Other segment. The primary objective of the investment securities portfolio is to generate net interest revenue from the liquidity generated by BNY Mellon’s processing businesses. BNY Mellon does not generally originate or trade the securities in the investment securities portfolio. The presentation of financial measures excluding special litigation reserves taken in the first quarter of 2010 provides investors the ability to view performance metrics on the basis that management views results. The presentation of income of consolidated investment management funds, net of noncontrolling interest related to the consolidation of certain investment management funds, permits investors to view revenue on a basis consistent with how management views the business. Restructuring charges relate to migrating positions to global growth centers and the elimination of certain positions. Excluding these charges permits investors to view expenses on a basis consistent with how management views the business. BNY Mellon believes that these presentations, as a supplement to GAAP information, give investors a clearer picture of the results of its primary businesses.

In this Earnings Release, certain amounts are presented on an FTE basis. We believe that this presentation provides comparability of amounts arising from both taxable and tax exempt sources, and is consistent with industry practice. The adjustment to an FTE basis has no impact on net income.

Each of these measures as described above is used by management to monitor financial performance, both on a company-wide and business-level basis.

Reconciliation of income from continuing operations before income taxes – pre-tax operating margin
(dollars in millions)	2Q11	1Q11	2Q10	YTD11	YTD10

Income from continuing operations before income taxes – GAAP	$1,034	$949	$1,006	$1,983	$1,890
Less: Net securities gains	48	5	13	53	20
Noncontrolling interests of consolidated investment management funds	21	44	33	65	57
Add: Special litigation reserves	N/A	N/A	N/A	N/A	164
Restructuring charges	(7)	(6)	(15)	(13)	(8)
M&I expenses	25	17	14	42	40
Amortization of intangible assets	108	108	98	216	195

Income from continuing operations before income taxes excluding net securities gains, noncontrolling interests of consolidated investment management funds, special litigation reserves, restructuring charges, M&I expenses and amortization of intangible assets – Non-GAAP	$1,091	$1,019	$1,057	$2,110	$2,204

Fee and other revenue – GAAP	$3,056	$2,838	$2,555	$5,894	$5,084
Income of consolidated investment management funds – GAAP	63	110	65	173	130
Net interest revenue – GAAP	731	698	722	1,429	1,487

Total revenue – GAAP	3,850	3,646	3,342	7,496	6,701
Less: Net securities gains	48	5	13	53	20
Noncontrolling interests of consolidated investment management funds	21	44	33	65	57

Total revenue excluding net securities gains and noncontrolling interests of consolidated investment management funds – Non-GAAP	$3,781	$3,597	$3,296	$7,378	$6,624

Pre-tax operating margin (a)	27%	26%	30%	26%	28%
Pre-tax operating margin excluding net securities gains, noncontrolling interests of consolidated investment management funds, special litigation reserves, restructuring charges, M&I expenses and amortization of intangible assets – Non-GAAP (a)	29%	28%	32%	29%	33%

(a)	Income before taxes divided by total revenue.
N/A	– Not applicable.

Reconciliation of effective tax rate	2Q11	1Q11	2Q10 (a)

Effective tax rate – GAAP	26.9%	29.3%	30.2%
Consolidated investment management funds	2.6	1.3	1.0
Other	0.5	(0.4)	(0.4)

Effective tax rate – operating basis – Non-GAAP	30.0%	30.2%	30.8%

(a)	Presented on a continuing operations basis.

Return on common equity and tangible common equity
(dollars in millions)	2Q11	1Q11	2Q10 (a)	YTD11	YTD10 (a)

Net income applicable to common shareholders of	$735	$625	$658	$1,360	$1,217
The Bank of New York Mellon Corporation – GAAP
Less: Loss from discontinued operations, net of tax	-	-	(10)	-	(52)

Net income from continuing operations applicable to common shareholders of The Bank of New York Mellon Corporation	735	625	668	1,360	1,269
Add: Amortization of intangible assets	68	68	60	136	122

Net income from continuing operations applicable to common shareholders of The Bank of New York Mellon Corporation excluding amortization of intangible assets – Non-GAAP	$803	$693	$728	$1,496	$1,391
Average common shareholders’ equity	$33,464	$32,827	$30,462	$33,147	$30,104
Less: Average goodwill	18,193	18,121	16,073	18,157	16,108
Average intangible assets	5,547	5,664	5,421	5,605	5,466
Add: Deferred tax liability – tax deductible goodwill	895	862	746	895	746
Deferred tax liability – non-tax deductible intangible assets	1,630	1,658	1,649	1,630	1,649

Average tangible common shareholders’ equity – Non-GAAP	$12,249	$11,562	$11,363	$11,910	$10,925
Return on common equity– GAAP (b)	8.8%	7.7%	8.8%	8.3%	8.5%
Return on tangible common equity – Non-GAAP (b)	26.3%	24.3%	25.7%	25.3%	25.7%

(a)	Presented on a continuing operations basis.
(b)	Annualized.

Equity to assets and book value per common share (dollars in millions, unless otherwise noted)	June 30, 2011	March 31, 2011	June 30, 2010

Common shareholders’ equity at period end – GAAP	$33,851	$33,258	$30,396
Less: Goodwill	18,191	18,156	16,106
Intangible assets	5,514	5,617	5,354
Add: Deferred tax liability – tax deductible goodwill	895	862	746
Deferred tax liability – non-tax deductible intangible assets	1,630	1,658	1,649

Tangible common shareholders’ equity at period end – Non-GAAP	$12,671	$12,005	$11,331
Total assets at period end – GAAP	$304,706	$266,444	$235,693
Less: Assets of consolidated investment management funds	13,533	14,699	13,260

Subtotal assets of operations – Non-GAAP	291,173	251,745	222,433
Less: Goodwill	18,191	18,156	16,106
Intangible assets	5,514	5,617	5,354
Cash on deposit with the Federal Reserve and other central banks (a)	56,478	24,613	21,548

Tangible assets of operations at period end – Non-GAAP	$210,990	$203,359	$179,425
Common shareholders’ equity to total assets – GAAP	11.1%	12.5%	12.9%
Tangible common shareholders’ equity to tangible assets of operations – Non-GAAP	6.0%	5.9%	6.3%
Period end common shares outstanding (in thousands)	1,232,691	1,241,724	1,214,042
Book value per common share	$27.46	$26.78	$25.04
Tangible book value per common share – Non-GAAP	$10.28	$9.67	$9.33

(a)	Assigned a zero percent risk weighting by the regulators.

Tier 1 common capital generation
(dollars in millions)	2Q10	3Q10		4Q10	1Q11	2Q11

Net income applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP	$658	$622		$679	$625	$735
Add: Intangible amortization	60	70		72	68	68

Gross Tier 1 common equity generated	718	692		751	693	803
Less: Dividends	110	110		112	111	162
Common stock repurchases	-	-		-	32	272
Goodwill & intangible assets related to the Acquisitions	-	2,283		-	-	-

Capital deployed	110	2,393		112	143	434
Add: Other	(173)	853	(a)	(64)	246	141

Net Tier 1 common equity generated	$435	$(848)		$575	$796	$510

(a)	Includes common stock issued during the third quarter of 2010.

Calculation of Tier 1 common equity to risk-weighted assets ratio (a)	June 30, 2011 (b)	March 31,	June 30,
(dollars in millions)		2011	2010

Total Tier 1 capital	$14,896	$14,403	$13,857
Less: Trust preferred securities	1,669	1,686	1,663

Total Tier 1 common equity	$13,227	$12,717	$12,194
Total risk-weighted assets	$105,407	$102,887	$102,807
Tier 1 common equity to risk-weighted assets ratio	12.6%	12.4%	11.9%

(a)	On a regulatory basis using Tier 1 capital as determined under Basel I guidelines.
(b)	Preliminary.

Return on Tier 1 common equity
(dollars in millions)	1Q11	2Q11

Net income applicable to common shareholders of The Bank of New York Mellon Corporation	$625	$735
Average Tier 1 common equity	$12,319	$12,972
Return on Tier 1 common equity (a)	21%	23%

(a)	Annualized.

The following table presents investment management fee revenue excluding performance fees.

Investment management and performance fee revenue				2Q11 vs.
(dollars in millions)	2Q11	1Q11	2Q10	2Q10	1Q11

Investment management and performance fee revenue	$779	$764	$686	14%	2%
Less: Performance fees	18	17	19

Investment management fee revenue excluding performance fees	$761	$747	$667	14%	2%

The following table presents income from consolidated investment management funds, net of noncontrolling interests.

Income from consolidated investment management funds, net of noncontrolling interests
(in millions)	2Q11	1Q11	2Q10	YTD11	YTD10

Operations of consolidated investment management funds	$63	$110	$65	$173	$130
Less: Noncontrolling interests of consolidated investment management funds	21	44	33	65	57

Income from consolidated investment management funds, net of noncontrolling interests	$42	$66	$32	$108	$73

Cautionary Statement

The information presented in this Earnings Release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including statements made regarding the reduction of expenses and our estimate of our Basel III Tier 1 common equity ratio, as well as our plans to meet proposed Basel III capital guidelines. These statements, which may be expressed in a variety of ways, include the use of future or present tense language. These statements and other forward-looking statements contained in other public disclosures of BNY Mellon which make reference to the cautionary factors described in this Earnings Release, are based upon current beliefs and expectations and are subject to significant risks and uncertainties (some of which are beyond BNY Mellon’s control). Factors that could cause BNY Mellon’s results to differ materially from those described in the forward-looking statements can be found in the risk factors set forth in BNY Mellon’s Annual Report on Form 10-K for the year ended Dec. 31, 2010 and its other filings with the Securities and Exchange Commission. All forward-looking statements in this Earnings Release speak only as of July 19, 2011 and BNY Mellon undertakes no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.